UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13888 (Commission File Number)	06-1385548 (I.R.S. Employee Identification Number)

12900 Snow Road

Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)       On February 19, 2008, R. Eugene Cartledge and John R. Hall informed GrafTech International Ltd. (“GrafTech”) that they have decided to retire from service on the GrafTech Board of Directors (“Board”) and not to stand for re-election at GrafTech’s next Annual Meeting of Shareholders to be held on May 20, 2008.  Each of them had previously attained the Board’s retirement age of 74 and had continued to serve at the Board’s request. Mr. Cartledge has served on the Board of Directors since 1996. Mr. Hall has served on the Board of Directors since 1995. The decisions made by Mr. Cartledge and Mr. Hall were not the result of any disagreement with GrafTech on any matter relating to GrafTech’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 25, 2008

GRAFTECH INTERNATIONAL LTD.
By:	/s/ Mark R. Widmar
Name:	Mark R. Widmar
Title:	Chief Financial Officer and Vice President